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                                   Schedule I
                          to Asset Purchase Agreement
                between West Coast Entertainment Corporation and
                  the Sellers and Principals Identified Below


Section of Agreement
in Which Term, Item or
Information is Referenced    Term or Item
--------------------------------------------------------------------------------

Recital                      Name, Address and Principal Office of Each Seller:

                             Wright Turn Entertainment, Inc.
                             1056 Hillview Turn
                             Huntingdon Valley, PA  19006

                             Wright Turn Entertainment II, Inc.
                             1056 Hillview Turn
                             Huntingdon Valley, PA  19006


Recital    Principals:       Benjamin Flamm
                             Angelo Ibanez
                             Donald Weiss

1.1(a)(ix)Trade Names:       Wright Turn Entertainment, Inc.
                             DBA West Coast Video Miami

                             Wright Turn Entertainment II, Inc.
                             DBA West Coast Video Emerald Hills

1.1(c) Stores, Reflecting Street Address of Each Store, and its Owning Seller:
                             Total Number of Stores:  two
                             Wright Turn Entertainment, Inc.
                             4931 Sheridan Street

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        Hollywood, FL  33021

        Wright Turn Entertainment II, Inc.
        7300 Collins Ave.
        Miami, FL  33141

1.3(a)  Purchase Price:   $1,500,000

1.3(b)  Cash Percentage:  60% ($900,000)

        $600,000 payable at the Closing with the balance payable on or before January 3, 1997.

        Pursuant to an instrument of evidence of indebtedness to be delivered at the Closing to Seller, 100% of the shares of Common Stock shall be issued on January 5, 1998.

1.3(b)  Allocation of Purchase Price Among Sellers:

        Wright Turn Entertainment, Inc. - 60%
        Wright Turn Entertainment II, Inc. - 40%


1.3(c) "Net Operating Cash Flow" shall be equal to (i) the pre-tax income from the Stores for the 12-month period ending on June 30, 1996, plus (ii) all debt-related interest expense for the Stores and depreciation and amortization expenses for the Stores for such 12-month period, plus
        (iii) all royalty expenses (if any and if expensed) attributable to such stores during such 12-month period, less (iv) all rental product purchases for the Stores during such 12-month period (including revenue sharing expenses if not previously expensed), less (v) all earned income interest for such 12-month period; with such components of Net Operating Cash Flow determined in accordance with generally accepted accounting principles applied consistently with the Sellers' past practices.

1.4     Assumed Liabilities:

        All obligations of the Sellers continuing after the Closing under the Leases specified on Schedule 2.11 which become due and payable after the Closing Date. (No adjustment to Purchase Price.)


1.6     Closing Date:  November  15, 1996

2.1     Type of Entity and Capitalization:




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       Each Seller is a Florida corporation.

       For each Seller, jurisdictions in which qualification is required:
       Florida

2.2 Each Seller's State of Organization, and Authorized and Issued Stock (or Other Interests), and Identity of Holders of All Legal and Beneficial Interests in Each Seller:


       Wright Turn Entertainment, Inc. is a Florida corporation with 3,000 shares of common stock authorized and 1,500 shares of common stock outstanding, of which 1,000 shares are beneficially owned by Wright Turn Video, Inc. (which is owned equally by Donald Weiss and Benjamin Flamm) and 500 shares are beneficially owned by Royo, Inc. (which is 100% owned by Angelo Ibanez).

       Wright Turn Entertainment II, Inc. is a Florida corporation with 3,000 shares of common stock authorized and 1,500 shares of common stock outstanding, of which 1,000 shares are beneficially owned by Wright Turn Video, Inc. and 500 shares are beneficially owned by Royo, Inc.


2.5(c) Minimum Net Operating Cash Flow:  $400,000

7.10   Amount of Cash to Be Left at each Store on Closing Date:  $300.

8.8 Other Conditions: Promptly following delivery to the Seller and each of the Principals of a Prospectus (and any current supplement thereto) relating to the sale of Buyer's Common Stock (which is included in a Registration Statement which has been declared effective by the Securities and Exchange Commission), the Seller shall hold a meeting of its stockholders for purposes of approving the consummation of the transactions contemplated by this Agreement.



14     Address for notices for purposes of Section 14:

       To any Principal:         Benjamin Flamm
                                 17268 Antiqua Point Way
                                 Boca Raton, FL 33487

                                 Donald Weiss







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                                          1056 Hillview Turn
                                          Huntingdon Valley, PA 19006

                                          Angelo Ibanez
                                          780 N.E. 69th St, Apt. 1802
                                          Miami, FL  33138

                With a copy to:           Wright Turn Video, Inc.
                                          1715 E. Young Circle
                                          Hollywood, FL  33020